Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Energy, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 dated April 29, 2011, of our report dated July 14, 2010, relating to the consolidated financial statements for the years ended March 31, 2010 and 2009 included in the Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2010.  We also consent to the reference to our firm under the caption “Experts” appearing therein.

/s/ GBH CPAs, PC

www.gbhcpas.com
Houston, Texas

April 29, 2011